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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of ACT Teleconferencing, Inc. for the registration of 131,210 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 1998, with respect to the consolidated financial statements and schedules of ACT Teleconferencing, inc. included in its Annual Report Form 10-KSB for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                               ERNST & YOUNG LLP


Denver, Colorado
February 15, 1999


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